Exhibit 99.3

Financial Contact:

Josh Hirsberg

(702) 792-7234

joshhirsberg@boydgaming.com

Media Contact:

Rob Meyne

(702) 792-7353

robmeyne@boydgaming.com

BOYD GAMING LAUNCHES TENDER OFFER AND CONSENT SOLICITATION

FOR ANY AND ALL OF ITS $158.832 MILLION OUTSTANDING PRINCIPAL AMOUNT

7.75% SENIOR SUBORDINATED NOTES DUE 2012

LAS VEGAS — OCTOBER 26, 2010 — Boyd Gaming Corporation (NYSE: BYD) today announced that it has commenced a cash tender offer to purchase any and all of its outstanding $158.832 million aggregate principal amount of 7.75% senior subordinated notes due 2012 (CUSIP No. 10 3304 BB6) (the “Notes”). The Company also announced a concurrent consent solicitation for proposed amendments to the indenture, dated as of December 30, 2002, (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee, under which the Notes were issued. The tender offer and the consent solicitation are being made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated October 26, 2010 (the “Offer to Purchase”). Holders that tender their Notes prior to 5:00 p.m., New York City time, on the Consent Date (as defined below) pursuant to the tender offer will be deemed to have consented to the proposed amendments to the Indenture.

The offer to purchase will expire at 5:00 p.m., New York City time, on November 24, 2010 unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Date”). Holders of Notes (“Holders”) must tender their Notes and provide their consents to the amendments to the Indenture prior to 5:00 p.m., New York City time, on November 9, 2010, unless extended (such time and date, as the same may be extended, the “Consent Date”), in order to receive the Total Consideration (as defined below). Holders of Notes who tender their Notes after 5:00 p.m., New York City time on the Consent Date will only receive the Tender Offer Consideration (as defined below).

The offer to purchase and the consent solicitation are subject to the satisfaction or waiver of certain conditions as described in the Offer to Purchase, including (1) receipt by the Company of gross proceeds of at least $500 million from a new debt financing on terms and conditions satisfactory to the Company, (2) that (a) Holders of at least a majority in aggregate principal amount of outstanding Notes (not owned by the Company or any of its affiliates) validly deliver, and do not validly revoke, consents to amend and supplement the Indenture to give effect to the proposed amendments and (b) an amendment to the Indenture is executed by the Company and the Trustee, and (3) the General Conditions (as defined in the Offer to Purchase) are satisfied or, where applicable, waived.

The “Total Consideration” for each $1,000 principal amount of Notes validly tendered, and not validly withdrawn, prior to 5:00 p.m., New York City time on the Consent Date and which Notes are accepted for payment by the Company, subject to the terms and conditions set forth in the Offer to Purchase, is $1,003.75. The “Tender Offer Consideration” for each $1,000 principal amount of Notes validly tendered, and not validly withdrawn, after 5:00 p.m., New York City time on the Consent Date but prior to 5:00 p.m., New York City time on the Expiration Date and which Notes are accepted for payment by the Company, subject to the terms and conditions set forth in the Offer to Purchase, is $973.75. The Tender Offer Consideration is the Total Consideration minus the Consent Payment (as defined below). Holders who validly tender, and do not validly withdraw, their Notes and whose Notes are accepted for payment by the Company, subject to the terms and conditions set forth in the Offer to Purchase, will also receive accrued and unpaid interest from the most recent interest payment date for the Notes to, but not including, the applicable payment date. Under no circumstances will any interest be payable by the Company because of any delay in the transmission of funds to Holders by the Depositary.

The “Consent Payment” is an amount equal to $30.00 per $1,000 principal amount of Notes and will be payable only with respect to each Holder that validly tenders (and does not validly withdraw) its Notes and is deemed to have validly delivered (and does not validly revoke) its consent prior to 5:00 p.m., New York City time, on the Consent Date, and whose Notes are accepted for payment by the Company, subject to the terms and conditions set forth in the Offer to

Purchase. The Consent Payment is included in the calculation of the Total Consideration and is not in addition to the Total Consideration. Because the valid tender of Notes prior to 5:00 p.m., New York City time, on the Consent Date pursuant to the tender offer will be deemed to constitute the valid delivery of a consent by such Holder to all the amendments to the Indenture, Holders may not tender Notes without being deemed to have delivered their consents with respect to such Notes, nor may Holders give their consents in respect of any Notes they do not tender.

Notes tendered and consents deemed delivered prior to 5:00 p.m., New York City time, on the Consent Date may be validly withdrawn and revoked, respectively, at any time until 5:00 p.m., New York City time, on the Consent Date (by following the procedures set forth in the Offer to Purchase), but may not be validly withdrawn or revoked thereafter. A valid withdrawal of tendered Notes will be deemed a valid revocation of the related consent. A consent may be revoked at any time prior to 5:00 p.m., New York City time, on the Consent Date, but a valid revocation of a consent will render a tender of the related Notes defective. Notes tendered after 5:00 p.m., New York City time, on the Consent Date may not be withdrawn, except where the Company is otherwise required by applicable law to permit the withdrawal.

The proposed amendments to the Indenture would, among other modifications, eliminate substantially all of the restrictive covenants in the Indenture. Holders of at least a majority in principal amount of the Notes not owned by the Company or any of its affiliates must consent to the amendments for the amendments to become operative. Holders who validly tender (and do not validly withdraw) their Notes and who are deemed to have validly delivered (and do not validly revoke) their consents prior to 5:00 p.m., New York City time, on the Consent Date, and whose Notes are accepted for payment by the Company, subject to the terms and conditions set forth in the Offer will receive the Consent Payment (included in the Total Consideration) if the offer is consummated. Holders will not be deemed to have delivered consents to the proposed amendments without validly tendering the related Notes in the tender offer and may not revoke their consents without withdrawing the previously tendered Notes to which they relate.

The Company has engaged J.P. Morgan and BofA Merrill Lynch as Dealer Managers and Solicitation Agents for the offer to purchase and the consent solicitation. Persons with questions regarding the offer to purchase and the consent solicitation should contact J.P. Morgan at (800) 245-8812 (toll-free) or (212) 270-1200 (collect) or BofA Merrill Lynch at (888) 292-0070 (toll-free) or (980) 388-9217 (collect). Requests for documents should be directed to MacKenzie Partners, Inc., the Information Agent, at (800) 322-2885 (toll-free) or (212) 929-5500 (collect). The Depositary for the offer to purchase and the consent solicitation is Wells Fargo Bank, National Association. The Depositary can be contacted at (213) 614-2588.

This press release is for information purposes only and is not an offer to purchase, a solicitation of acceptance of the offer to purchase or a solicitation of a consent with respect to any of the Notes. The tender offer and the consent solicitation are being made pursuant to the tender offer and consent solicitation documents, including the Offer to Purchase, which the Company is distributing to holders of Notes. The tender offer and the consent solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Forward-looking Statements

Except for historical information contained herein, the matters set forth in this release are forward-looking statements. The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including the risks and uncertainties discussed in the company’s safe harbor compliance statement for forward-looking statements included in the Company’s recent filings, including Forms 10-K, 10-Q and 8-K, with the Securities and Exchange Commission. In particular, there can be no assurances that the tender offer and the consent solicitation will be consummated.

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